Exhibit 3.2

Number 480010

Certificate of Incorporation

I hereby certify that

HEPHAESTUS PUBLIC LIMITED COMPANY

is this day incorporated under the Companies Acts 1963 to 2009, and that the company is limited.

Given under my hand at Dublin, this

Friday, the 22nd day of January, 2010

for Registrar of Companies

Number 480010

Certificate of Incorporation
on change of name

I hereby certify that

HEPHAESTUS PUBLIC LIMITED COMPANY

having, by a Special Resolution of the Company, and with the approval of the Registrar of Companies, changed its name, is now incorporated as a limited company under the name

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this

Monday, the 22nd day of February, 2010

for Registrar of Companies